UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006 (November 16, 2006)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 16, 2006, the Compensation Committee of the Board of Directors of the Company approved entering into new change in control severance protection agreements with the Company’s officers and certain other employees. The Company’s named executive officers will be participants in the agreements. The new agreements will include the following material terms for senior vice presidents and above, including the named executive officers (collectively, the “Senior Officers”):

•	The new agreement will be triggered in the same manner as the Company’s current change in control severance protection agreement when there is both a change in control (as defined in the agreement) of the Company and the person’s employment is terminated within one year after the change in control other than a termination for cause or without good reason, as defined in the agreement. In this event, Senior Officers will receive:

•	A severance payment equal to three times their highest cash compensation, including bonus, during the highest paid consecutive 12 month period in the three years preceding the termination. This amount is payable in a lump sum. The current agreement provides for a severance payment equal to two times the highest cash compensation for Senior Officers.

•	Continuation of all life, disability, accident and health insurance for 36 months for Senior Officers after termination, or reasonably equivalent benefits as in the current agreement.

•	Outplacement services to assist in obtaining new employment as in the current agreement.

•	An additional amount to “gross up” the amount, if any, of excise and related income tax payable by Senior Officers under the golden parachute provisions of the Internal Revenue Code in order to be able to retain the full amount of the severance payment due under the agreement.

•	Accelerated vesting of all unvested stock options and accelerated lapsing of all restrictions on restricted stock grants upon the occurrence of the change in control, regardless of whether the officer is terminated. Accelerated vesting provisions are already included in the Company’s stock option and stock incentive plans and in the current change in control severance protection agreement.

•	Upon termination of employment, the officer will not solicit other employees of the Company for a period of one year after the termination of employment.

•	A requirement that the officer keep the Company’s nonpublic information confidential.

When prepared, the new form of agreement will be filed as an exhibit to a periodic or current report filed by the Company with the Securities and Exchange Commission. The form of the Company’s current change in control severance protection agreement for named executive officers is incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-115445).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary